Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

March 30, 2017

Caterpillar Financial Services Corporation

2120 West End Avenue

Nashville, Tennessee 37203-0001

Re:                             Caterpillar Financial Services Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the issuance and sale from time to time by Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), of the Company’s Medium-Term Notes, Series I, with maturities of nine months or more from the date of issue (the “Notes”) pursuant to:  the Company’s Registration Statement on Form S-3, Registration No. 333-217029 (the “Registration Statement”), the Prospectus constituting a part thereof, dated March 30, 2017, relating to the offering from time to time of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”),  the Prospectus Supplement, dated March 30, 2017, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus dated March 30, 2017 and the Prospectus Supplement dated March 30, 2017 relating to the Notes being hereinafter together referred to as the “Prospectus”), and the Indenture, dated as of April 15, 1985, as supplemented by a First Supplemental Indenture, dated as of May 22, 1986, a Second Supplemental Indenture, dated as of March 15, 1987, a Third Supplemental Indenture, dated as of October 2, 1989, and a Fourth Supplemental Indenture, dated as of October 1, 1990 (collectively, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee.  The Notes are to be issued in substantially the forms filed as exhibits to the Registration Statement (with the maturities, interest rates or interest rate bases, as applicable, and other terms of the Notes appropriately filled in).

We have examined the Registration Statement, the Prospectus and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that the issuance of up to $17,500,000,000 in aggregate initial offering price of the Notes or its equivalent in the currency of countries other than the United States or a composite currency has been duly authorized by all necessary action by the Board of Directors and the authorized officers of the Company and, when the variable terms of such Notes have been established by any of the authorized officers to whom such authority has been delegated and such Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement and the Prospectus and the agreed consideration therefor has been received by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles, and further to the extent that enforcement of any Notes denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Notes will comply with all applicable “bucket shop” or similar state laws, or have the availability of federal preemption therefrom.

The foregoing opinion is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware.  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP